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                                                                  EXHIBIT 11.2
                               PSINET INC.
                             AND SUBSIDIARIES

              CALCULATION OF LOSS PER SHARE  (UNAUDITED) (1)


                                                             Nine Months Ended
                                                            September 30, 1996
                                                            ------------------

Weighted average shares outstanding:
Common stock:
           Shares outstanding at beginning of year..............   37,914,932
           Weighted average shares issued during
             the nine months ended September 30,
             1996 (2,142,511 shares)............................    1,228,331
                                                                   ----------
                                                                   39,143,263
                                                                   ----------
                                                                   ----------

Net Loss........................................................$ (38,300,000)
                                                                   ----------
                                                                   ----------
Loss per share (unaudited)......................................$      (0.98)
                                                                   ----------
                                                                   ----------

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(1) For a description of loss per share, see Note 2 of the Notes to the
    Consolidated Financial Statements.



































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